EXHIBIT 23.2
                         CONSENT OF INDEPENDENT AUDITORS

MTR GAMING GROUP, INC.
Chester, West Virginia

      We hereby consent to the incorporation by reference in a Registration Statement on Form S-8 of our report dated February 9, 2001 (except as to Note 7 as to which the date is March 7, 2001) relating to the consolidated financial statements of MTR Gaming Group appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


                                        /s/ Ernst & Young LLP
                                        ----------------------------------------

                                        Ernst & Young LLP

Pittsburgh, Pennsylvania
December 24, 2001